UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2009

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 30, 2009, YRC Worldwide Inc. (the “Company”) announced its results of operations and financial condition for the three and nine months ended September 30, 2009. A copy of the news release announcing the results of operations and financial condition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, the Board of Directors of the Company (i) adjusted Timothy A. Wicks’ title from Executive Vice President and Chief Operating Officer of the Company to President and Chief Operating Officer of the Company and (ii) adjusted William D. Zollars’ title from Chairman of the Board, President and Chief Executive of the Company to Chairman of the Board and Chief Executive Officer of the Company.

Item 7.01.	Regulation FD Disclosure.

The Company expects to obtain $200 million in annual run rate savings from cost reductions, primarily SG&A, by January 1, 2011.

The Company expects to receive approximately $125 million of net cash proceeds during 2009 from the sale of excess facilities.

The Company’s segment statistics attached hereto as Exhibit 99.2 were unintentionally disclosed and are being furnished herewith.

Item 8.01	Other Events.

On October 30, 2009, the Company issued a news release providing an update on a proposed note exchange offer. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER

The news release attached to this Form 8-K and its contents is not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made pursuant to exchange offer documents that are to be made available to the holders of the our notes and filed with the Securities and Exchange Commission (“SEC”). Holders of our notes are advised to read the exchange offer documents when they become available, as these documents will contain important information about the exchange offer. Investors and security holders may obtain free copies of these documents (when available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.yrcw.com or by making a request to: YRC Worldwide Inc., 10990 Roe Avenue, Overland Park, Kansas 66211, (913) 696-6100, Attention: Dan Churay, Executive Vice President, General Counsel and Secretary.

Forward-Looking Statements

The news release attached to this Form 8-K and statements made on the conference call for shareholders and the investment community contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “expected,” “should,” “will,” “can,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC, including the company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Any exchange offer will be subject to a number of significant conditions, including, among other things, that holders of a specific percentage of the outstanding notes participate in the exchange offer. We cannot provide you with any assurances that such conditions to the exchange offer will be satisfied. We expect that the exchange offer, if completed, will result in our noteholders holding substantially all of our outstanding common stock.

The Company’s expectations regarding the impact of, and the service and operational improvements and collateral and cost reductions due to, the integration of Yellow Transportation and Roadway, improved safety performance, right-sizing the network, consolidation of support functions, and the timing of achieving the improvements and cost reductions could differ materially from actual improvements and cost reductions based on a number of factors, including (among others) the factors identified in the first paragraph under “Forward-Looking Statements” above, the ability to identify and implement cost reductions in the time frame needed to achieve these expectations, the success of the company’s operating plans and programs, the Company’s ability to successfully reduce collateral requirements for its insurance programs, which in turn is dependent upon the Company’s safety performance, ability to reduce the cost of claims through claims management and the requirements of state workers compensation agencies and insurers for collateral for self insured portions of workers compensation programs, the need to spend additional capital to implement cost reduction opportunities, including (without limitation) to terminate, amend or renegotiate prior contractual commitments, the accuracy of the Company’s estimates of its spending requirements, changes in the Company’s strategic direction, the need to replace any unanticipated losses in capital assets, approval of the affected unionized employees of changes needed to complete the integration under the Company’s union agreements, the readiness of employees to utilize new combined processes, the effectiveness of deploying existing technology necessary to facilitate the combination of processes, the ability of the Company to receive expected price for its services from the combined network and customer acceptance of those services.

The Company’s expectations regarding deferred interest and fees are only its expectations regarding the deferred amounts. Actual deferred interest and fees could differ based on a number of factors, including (among others) the Company’s expected borrowings under the Credit Agreement and the ABS Facility, which is affected by revenue and profitability results and the factors that affect revenue and profitability results (including the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2008).

The Company’s expectations regarding future asset dispositions and sale and financing leasebacks of real estate are only its expectations regarding these matters. Actual dispositions and sale and financing leasebacks will be determined by the availability of capital and willing buyers and counterparties in the market and the outcome of discussions to enter into and close any such transactions on negotiated terms and conditions, including (without limitation) usual and ordinary closing conditions such as favorable title reports or opinions and favorable environmental assessments of specific properties.

The Company’s expectations regarding additional ratifications by teamster employees of the union wage reductions and the cost reductions resulting from the ratifications are only its expectations regarding these matters. Whether the Company is able to obtain these cost reductions is dependant upon the Company reaching agreement with the remaining bargaining units that have not yet ratified the wage reductions and on the actual number of employees working, which, in turn, is dependent on business volumes and needs.

The Company’s expectations regarding the timing of the facility closings, the incremental cost savings and the timing of those savings are only its expectations regarding these matters. The actual date of the closings could differ based on a number of factors including (among others) the timing of our ability to transport our customers’ freight from each of the affected facilities. Actual savings and the timing of those savings could differ based on a number of factors including (among others) the Company’s ability to enter into, and the terms of, lease termination agreements for the leased properties, our ability to enter into agreements to sell the owned properties and our ability to identify all costs related to the closing of the facilities.

The Company’s expectations regarding its ability to generate positive free cash flow are only its expectations regarding this matter. The Company’s actual free cash flow could be affected by a number of factors, including (among others) the factors identified in the preceding paragraphs, the success of the exchange offer and the Company’s ability to defer interest and fees under its credit facilities and interest and amortization payments under its pension deferral agreement, the accuracy of the Company’s forecasts, the Company’s ability to further reduce costs, the timing of the Company’s cash receipts and expenditures, the lack of any unanticipated liabilities maturing, contingent or otherwise, the ability of the Company to timely sell and receive the proceeds from sales of assets (in particular and without limitation) sales of real property and sale leaseback arrangements for real property.

The Company’s expectations regarding its credit rating following an exchange offer are only its expectations regarding this matter. The Company’s actual credit ratings are determined by rating agencies which we do not control.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated October 30, 2009

99.2	YRC Worldwide Inc. Segment Statistics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: October 30, 2009	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated October 30, 2009

99.2	YRC Worldwide Inc. Segment Statistics

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